EXHIBIT 13.5


 [logo of                           NOTEHOLDERS REPORT
  Crusade                    CRUSADE GLOBAL TRUST NO.1 OF 2001
   Trust]        AGGREGATE TOTALS FOR FISCAL YEAR 1 OCT 2002 TO 30 SEPT 2003




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NOTES
                                                        -----------------------------------------------------------------------
                                                         FV OUTSTANDING (USD) AS     BOND FACTOR AS AT      COUPON RATE AS AT
                                                             AT SEPT 30, 2003           SEPT 30, 2003          SEPT 30, 2003
                                                        ------------------------     -----------------      -----------------
Class A1 Notes                                                              0.00            0.000000%              0.000000%

Class A2 Notes                                                    292,245,946.37           46.161104%               1.51938%
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                                                         FV OUTSTANDING (AUD) AS     BOND FACTOR AS AT      COUPON RATE AS AT
                                                               AT SEPT 30, 2002         SEPT 30, 2002          SEPT 30, 2002
                                                        -----------------------      -----------------      -----------------

Class A3 Notes                                                    200,000,000.00           100.000000%              5.19220%

Class B Notes                                                      33,600,000.00           100.000000%         Not Disclosed

Class C Notes                                                       4,500,000.00           100.000000%         Not Disclosed
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NOTES
                                                                                     PRINCIPAL PAYMENTS
                                                           COUPON PAYMENTS (USD)           (USD)            CHARGE OFFS (USD)
                                                           ---------------------     ------------------     -----------------

Class A1 Notes                                                              0.00                  0.00                  0.00

Class A2 Notes                                                      7,241,230.35        170,524,960.40                  0.00
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                                                                                     PRINCIPAL PAYMENT
                                                           COUPON PAYMENTS (AUD)            (AUD)           CHARGE OFFS (AUD)
                                                           --------------------      -----------------      -----------------
Class A3 Notes                                                     10,502,096.99                  0.00                0.00
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PRINCIPAL COLLECTIONS INFORMATION IN AUD AGGREGATED TO THE DATE OF THE LAST PAYMENT


Scheduled Principal Payments                                                             37,544,608.56
Unscheduled Principal Payments                                                          325,138,102.85
Redraws                                                                                  37,873,263.02

Principal Collections                                                                   324,809,448.39



TOTAL AVAILABLE PRINCIPAL IN AUD

Principal Collections                                                                   324,809,448.39
Principal Charge Offs                                                                             0.00
Principal Draw
Pay back of Principal Draws                                                                       0.00
Total Available Principal                                                               324,809,448.39

Principal Distributed                                                                   324,809,448.39
Principal Retained                                                                                0.00


TOTAL AVAILABLE FUNDS IN AUD

Available Income                                                                         67,638,087.13
Principal Draw                                                                                    0.00
Liquidity Draw                                                                                    0.00

Total Available Funds                                                                    67,638,087.13


REDRAW & LIQUIDITY FACILITIES IN AUD

Redraw Shortfall                                                                                  0.00
Redraw Carryover Charge Offs                                                                      0.00
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